Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE ANNOUNCES THIRD QUARTER RESULTS

GREENVILLE, SC -- May 11, 2020 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the third quarter ended March 31, 2020.

	Quarter ended March 31,
	2020	2019	Change
	(in millions, except per share data)
Net sales	$872.5	$893.4	(2)%
Non-GAAP net sales, excluding Planned Divestitures(1)	744.6	752.8	(1)%
Operating income	6.3	18.8	(66)%
Non-GAAP operating income(1) (2)	14.8	30.6	(52)%
Net income	1.7	11.7	(85)%
Non-GAAP net income(1) (2)	9.3	20.6	(55)%
Diluted EPS	$0.07	$0.45	(84)%
Non-GAAP diluted EPS(1) (2)	$0.37	$0.80	(54)%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.
(2) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, the impact of Planned Divestitures and other non-GAAP items. A reconciliation of non-GAAP to GAAP financial information is presented below.

“In March, companies around the world, including ours, immediately shifted to work-from-home,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “I am proud of how our ScanSource employees made the transition to work-from-home and delivered the same level of customer service. During the quarter, we saw an accelerated decline in our sales of premise-based communications products. However, we had a significant increase in sales of headsets, cameras, speakers, keyboards, displays, back-up power supplies, IP desk phones, and connectivity to support remote workers. Overall, we are pleased with our results delivering on our sales expectations.”

Quarterly Results
Net sales were $872.5 million for the third quarter of fiscal year 2020, down 2% year-over-year, principally from the negative impact of foreign currency translation. Excluding the foreign currency translation and net sales from the Planned Divestitures and acquisitions, organic net sales growth for third quarter of fiscal year 2020 totaled 0.5%. Net sales grew across most of ScanSource’s diversified technologies in North America and Brazil. In addition, the sales growth reflected accelerated growth for work-from-home solutions from the immediate move to remote workforces in March.

Operating income for the third quarter decreased to $6.3 million year-over-year, and non-GAAP operating income decreased to $14.8 million from the prior-year quarter. This decrease includes a $4.5 million expense for inventory charges following the conversion to a new inventory management system. This charge increased cost of goods sold, which lowered gross profit for the third quarter of fiscal year 2020.

On a GAAP basis, net income for the third quarter of fiscal year 2020 totaled $1.7 million, or $0.07 per diluted share, compared to net income of $11.7 million, or $0.45 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $9.3 million, or $0.37 per diluted share, compared to $20.6 million, or $0.80 per diluted share, for the prior-year quarter.

Exhibit 99.1

As of March 31, 2020, ScanSource had cash and cash equivalents of $35 million and total debt of $321 million. In the third quarter of fiscal year 2020, the Company generated $32 million of operating cash flow.
Plan to Divest Certain Businesses Outside of US, Canada and Brazil
On August 20, 2019, ScanSource announced plans to divest its physical products distribution businesses outside of the United States, Canada and Brazil. ScanSource continues to operate and invest in its digital distribution business in these geographies. These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. The Company has identified potential buyers for these businesses and is in due diligence and purchase agreement negotiations. There can be no assurance that this sale process will result in a transaction or regarding the timing of any transaction. The Planned Divestitures, comprised of physical product businesses in Europe, UK, Mexico, Colombia, Chile, Peru and the Miami-based export operations, had net sales of $127.9 million for the third quarter of fiscal year 2020 and at March 31, 2020 had working capital of $155.5 million.
COVID-19 Update
Our top priority during the COVID-19 Pandemic is protecting the health and safety of our employees. We have implemented travel restrictions and moved quickly to transition our employees, where possible, to a fully remote working environment. Nearly all office-based employees around the world are working remotely. We have taken a number of measures to ensure our teams feel secure in their jobs and have the flexibility and resources they need to stay safe and healthy. We expect higher costs from these safety measures to protect our employees. We are continuing to provide the high level of customer service our partners expect from us.
Update on Forecasts
Given the uncertainties related to the COVID-19 pandemic and the changing economic environment, we are not providing our expectations for net sales or earnings per share for the fourth quarter of fiscal year 2020.

Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results in a conference call today, May 11, 2020, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's Planned Divestitures and the impact of the COVID-19 pandemic, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated results, including, but not limited to, the impact of the COVID-19 pandemic on our operations and financial condition, the Company's ability to complete the Planned Divestitures on acceptable terms or to otherwise dispose of the operations, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and suppliers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provides due both to competitor and customer action, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2019 and quarterly report on Form 10-Q for the quarter ended March 31, 2020, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding Planned Divestitures and acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from Planned Divestitures, as well as acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Income Statement Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP net sales, non-GAAP gross profit, non-GAAP operating income, non-GAAP other expense, net, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impact of Planned Divestitures and other non-GAAP adjustments. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the Best Places to Work in South Carolina and on FORTUNE magazine’s 2020 List of World’s Most Admired Companies. ScanSource ranks #643 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2020	June 30, 2019*
Assets
Current assets:
Cash and cash equivalents	$34,596	$23,818
Accounts receivable, less allowance of $34,119 at March 31, 2020 and $38,849 at June 30, 2019	618,758	654,983
Inventories	666,458	697,343
Prepaid expenses and other current assets	116,221	101,171
Total current assets	1,436,033	1,477,315
Property and equipment, net	60,891	63,363
Goodwill	338,358	319,538
Identifiable intangible assets, net	133,228	127,939
Deferred income taxes	23,635	24,724
Other non-current assets	81,656	54,382
Total assets	$2,073,801	$2,067,261
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$608,417	$558,101
Accrued expenses and other current liabilities	108,086	91,407
Current portion of contingent consideration	45,660	38,393
Income taxes payable	989	4,310
Short-term borrowings	143	4,590
Current portion of long-term debt	6,901	4,085
Total current liabilities	770,196	700,886
Deferred income taxes	1,077	1,395
Long-term debt, net of current portion	145,050	151,014
Borrowings under revolving credit facility	168,502	200,817
Long-term portion of contingent consideration	—	39,532
Other long-term liabilities	91,298	59,488
Total liabilities	1,176,123	1,153,132
Shareholders' equity:
Common stock	62,314	64,287
Retained earnings	964,538	939,930
Accumulated other comprehensive income (loss)	(129,174)	(90,088)
Total shareholders' equity	897,678	914,129
Total liabilities and shareholders' equity	$2,073,801	$2,067,261

*	Derived from audited financial statements.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2020	2019	2020	2019
Net sales	$872,483	$893,357	$2,850,812	$2,912,278
Cost of goods sold	777,674	783,342	2,530,020	2,569,570
Gross profit	94,809	110,015	320,792	342,708
Selling, general and administrative expenses	78,923	77,688	244,557	236,569
Depreciation expense	3,493	3,417	10,500	9,954
Intangible amortization expense	5,486	5,005	16,079	14,708
Change in fair value of contingent consideration	618	5,101	6,266	11,535
Operating income	6,289	18,804	43,390	69,942
Interest expense	3,421	3,670	10,964	9,415
Interest income	(1,080)	(682)	(2,629)	(1,397)
Other expense, net	296	21	102	254
Income before income taxes	3,652	15,795	34,953	61,670
Provision for income taxes	1,939	4,080	10,345	15,651
Net income	$1,713	$11,715	$24,608	$46,019
Per share data:
Net income per common share, basic	$0.07	$0.46	$0.97	$1.79
Weighted-average shares outstanding, basic	25,346	25,704	25,386	25,647

Net income per common share, diluted	$0.07	$0.45	$0.97	$1.79
Weighted-average shares outstanding, diluted	25,363	25,762	25,444	25,755

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, reported	$583,642	$596,913	(2.2)%
Planned Divestitures	(94,424)	(100,170)
Non-GAAP net sales, excluding Planned Divestitures	489,218	496,743	(1.5)%
Foreign exchange impact (a)	3,590	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$492,808	$496,743	(0.8)%

Worldwide Communications & Services:
Net sales, reported	$288,841	$296,444	(2.6)%
Planned Divestitures	(33,451)	(40,341)
Non-GAAP net sales, excluding Planned Divestitures	255,390	256,103	(0.3)%
Foreign exchange impact (a)	9,738	—
Less: Acquisitions(b)	(1,677)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$263,451	$256,103	2.9%

Consolidated:
Net sales, reported	$872,483	$893,357	(2.3)%
Planned Divestitures	(127,875)	(140,511)
Non-GAAP net sales, excluding Planned Divestitures	744,608	752,846	(1.1)%
Foreign exchange impact (a)	13,328	—
Less: Acquisitions(b)	(1,677)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$756,259	$752,846	0.5%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2019.

(b) Reflects a revenue recognition change to a net basis for the intY acquisition.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Nine months ended March 31,
	2020	2019	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$1,967,670	$1,953,664	0.7%
Planned Divestitures	(322,264)	(340,862)
Non-GAAP net sales, excluding Planned Divestitures	1,645,406	1,612,802	2.0%
Foreign exchange impact (a)	5,484	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$1,650,890	$1,612,802	2.4%

Worldwide Communications & Services:
Net sales, as reported	$883,142	$958,614	(7.9)%
Planned Divestitures	(116,893)	(132,905)
Non-GAAP net sales, excluding Planned Divestitures	766,249	825,709	(7.2)%
Foreign exchange impact (a)	15,169	—
Less: Acquisitions(b)	(7,767)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$773,651	$824,647	(6.2)%

Consolidated:
Net sales, as reported	$2,850,812	$2,912,278	(2.1)%
Planned Divestitures	(439,157)	(473,767)
Non-GAAP net sales, excluding Planned Divestitures	2,411,655	2,438,511	(1.1)%
Foreign exchange impact (a)	20,653	—
Less: Acquisitions(b)	(7,767)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$2,424,541	$2,437,449	(0.5)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the nine months ended March 31, 2020 into U.S. dollars using the average foreign exchange rates for the nine months ended March 31, 2019.

(b) Reflects a revenue recognition change to a net basis for the intY acquisition.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended March 31,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$670,175	$672,155	(0.3)%
Less: Acquisitions(b)	(141)	—
Non-GAAP net sales, excluding acquisitions	$670,034	$672,155	(0.3)%

International:
Net sales, as reported	$202,308	$221,202	(8.5)%
Planned Divestitures	(127,875)	(140,511)
Non-GAAP net sales, excluding Planned Divestitures	74,433	80,691	(7.8)%
Foreign exchange impact(a)	13,328	—
Less: Acquisitions(b)	(1,536)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$86,225	$80,691	6.9%

Consolidated:
Net sales, as reported	$872,483	$893,357	(2.3)%
Planned Divestitures	(127,875)	(140,511)
Non-GAAP net sales, excluding Planned Divestitures	744,608	752,846	(1.1)%
Foreign exchange impact(a)	13,328	—
Less: Acquisitions (b)	(1,677)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$756,259	$752,846	0.5%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2020 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2019.

(b) Reflects a revenue recognition change to a net basis for the intY acquisition.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Nine months ended March 31,
	2020	2019	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,173,516	$2,189,567	(0.7)%
Less: Acquisitions(b)	(3,623)	(1,062)
Net sales, excluding acquisitions	$2,169,893	$2,188,505	(0.9)%

International:
Net sales, as reported	$677,296	$722,711	(6.3)%
Planned Divestitures	(439,157)	(473,767)
Non-GAAP net sales, excluding Planned Divestitures	238,139	248,944	(4.3)%
Foreign exchange impact(a)	20,653	—
Less: Acquisitions(b)	(4,144)	—
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$254,648	$248,944	2.3%

Consolidated:
Net sales, as reported	$2,850,812	$2,912,278	(2.1)%
Planned Divestitures	(439,157)	(473,767)
Non-GAAP net sales, excluding Planned Divestitures	2,411,655	2,438,511	(1.1)%
Foreign exchange impact(a)	20,653	—
Less: Acquisitions(b)	(7,767)	(1,062)
Non-GAAP net sales, constant currency excluding Planned Divestitures and acquisitions	$2,424,541	$2,437,449	(0.5)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the nine months ended March 31, 2020 into U.S. dollars using the average foreign exchange rates for the nine months ended March 31, 2019.

(b) Reflects a revenue recognition change to a net basis for the intY acquisition.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Non-GAAP Financial Information:
	Quarter ended March 31, 2020
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$872,483	$—	$—	$—	$—	$(127,875)	$744,608
Gross profit	94,809	—	—	—	—	(10,206)	84,603
Operating income	6,289	5,486	618	935	(1,529)	3,020	14,819
Other expense, net	2,637	—	—	—	—	(759)	1,878
Pre-tax income	3,652	5,486	618	935	—	4,571	15,262
Net income	1,713	4,171	467	894	(1,224)	3,248	9,269
Diluted EPS	$0.07	$0.16	$0.02	$0.04	$(0.05)	$0.13	$0.37

	Quarter ended March 31, 2019
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(b)	Tax recovery, net	Impact of Planned Divestitures	Non-GAAP measure
	in thousands, except per share data
Net sales	$893,357	$—	$—	$—	$—	$(140,511)	$752,846
Gross profit	110,015	—	—	—	—	(14,208)	95,807
Operating income	18,804	5,005	5,101	814	—	898	30,622
Other expense, net	3,009	—	—	—	—	(257)	2,752
Pre-tax income	15,795	5,005	5,101	814	—	1,155	27,870
Net income	11,715	3,789	3,619	665	—	846	20,634
Diluted EPS	$0.45	$0.15	$0.14	$0.03	$—	$0.03	$0.80

(a) Acquisition and divestiture costs totaled $0.8 million for the quarter ended March 31, 2020 and are generally nondeductible for tax purposes. Restructuring costs totaled $0.1 million for the quarter ended March 31, 2020.

(b) Acquisition and divestiture costs totaled $0.2 million for the quarter ended March 31, 2019 and are generally nondeductible for tax purposes. Restructuring costs totaled $0.6 million for the quarter ended March 31, 2019.

ScanSource Announces Third Quarter Results

	Nine months ended March 31, 2020
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(a)	Tax recovery, net	Impact of Planned Divestitures	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$2,850,812	$—	$—	$—	$—	$(439,157)	$2,411,655
Gross profit	320,792	—	—	—	—	(39,073)	281,719
Operating income	43,390	16,079	6,266	3,503	(1,529)	3,156	70,865
Other expense, net	8,437	—	—	—	—	(1,137)	7,300
Pre-tax income	34,953	16,079	6,266	3,503	$—	5,085	65,886
Net income	24,608	12,206	4,737	3,308	(1,224)	3,571	47,206
Diluted EPS	$0.97	$0.48	$0.19	$0.13	$(0.05)	$0.14	$1.86

	Nine months ended March 31, 2019
	Reported GAAP measure	Intangible amortization expense	Change in fair value of contingent consideration	Acquisition, divestiture and restructuring costs(b)	Tax recovery, net	Impact of Planned Divestitures	Non-GAAP measure
	(in thousands, except per share data)
Net sales	$2,912,278	$—	$—	$—	$—	$(473,767)	$2,438,511
Gross profit	342,708	—	—	—	—	(46,404)	296,304
Operating income	69,942	14,708	11,535	2,907	—	(1,253)	97,839
Other expense, net	8,272	—	—	—	—	(603)	7,669
Pre-tax income	61,670	14,708	11,535	2,907	—	(650)	90,170
Net income	46,019	11,154	8,514	2,386	—	150	68,223
Diluted EPS	$1.79	$0.43	$0.33	$0.09	$—	$0.01	$2.65

(a) Acquisition and divestiture costs totaled $2.7 million for the nine months ended March 31, 2020 and are generally nondeductible for tax purposes. Restructuring costs totaled $0.8 million for the nine months ended March 31, 2020.

(b) Acquisition and divestiture costs totaled $1.0 million for the nine months ended March 31, 2019 and are generally nondeductible for tax purposes. Restructuring costs totaled $1.9 million for the nine months ended March 31, 2019.

ScanSource Announces Third Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2020	2019
Return on invested capital ratio (ROIC), annualized (a)	6.1%	11.4%

Reconciliation of net income to EBITDA:
Net income (GAAP)	$1,713	$11,715
Plus: Interest expense	3,421	3,670
Plus: Income taxes	1,939	4,080
Plus: Depreciation and amortization	9,539	9,363
EBITDA (non-GAAP)	16,612	28,828
Plus: Change in fair value of contingent consideration	618	5,101
Plus: Tax recovery, net	(1,529)	—
Plus: Acquisition and divestiture costs	780	222
Plus: Restructuring costs	155	456
Plus: Impact of Planned Divestitures	3,231	854
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$19,867	$35,461

Invested Capital Calculation
Equity – beginning of the quarter	$927,580	$899,503
Equity – end of the quarter	897,678	911,063
Plus: Change in fair value of contingent consideration, net of tax	467	3,619
Plus: Acquisition and divestiture costs	780	222
Plus: Restructuring, net of tax	114	334
Plus: Tax recovery, net	(1,224)	—
Plus: Impact of Planned Divestitures, net of tax	3,248	1,181
Average equity	914,322	907,961
Average funded debt(b)	405,533	357,443
Invested capital (denominator for ROIC) (non-GAAP)	$1,319,855	$1,265,404

(a) Calculated as earnings before interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.